Exhibit 99.1

For Immediate Release

Contact:
Rich Yonker
Vitesse
+1.805.388.3700

Vitesse Announces Agreement to Restructure Debt

CAMARILLO, Calif. – October 19, 2009 – Vitesse Semiconductor Corporation (Pink Sheets: VTSS.PK), a leading provider of advanced integrated circuit solutions for Carrier and Enterprise networks, announced today that it has entered into debt restructuring agreements with its major creditors. Under one of these agreements, the holders of more than 96.7% of the Company’s 1.5% Convertible Subordinated Debentures (2024 Debentures) will exchange their 2024 Debentures for a combination of cash, equity securities, and secured convertible debentures. In addition, Vitesse reached a separate agreement with the holder of the Company’s $30 million senior secured loan to amend the terms of the loan to facilitate the debt restructuring.

To complete the agreements with the holders of the 2024 Debentures, Vitesse expects to:

•                  Pay approximately $6.4 million as cash consideration to the holders of 2024 Debentures that participate in the exchange and approximately $3.6 million in cash to satisfy its obligations to those holders of 2024 Debentures that are not participating in the debt restructuring transaction.

•                  Issue approximately $50 million in aggregate principal amount of new convertible secured debentures. These new convertible secured debentures would have a five-year term, an 8.0% annual interest rate, and a conversion price of $0.225 per share. The indebtedness under these new convertible secured debentures would be secured by a second-priority security interest in substantially all of Vitesse’s assets.

•                  Issue approximately 173 million shares of common stock along with approximately 771,000 shares of a new Series B Preferred Stock that will be convertible into common stock on a 100:1 basis and that will have a dividend preference relative to the common stock. The Series B Preferred Stock and the convertible secured debentures include restrictions on conversion that prohibit a holder of these securities from converting them if it would result in the holder beneficially owning more than 9.9% of Vitesse’s outstanding stock.

Assuming the full conversion of the Series B Preferred Stock into common stock, Vitesse’s outstanding shares would increase from approximately 231 million to approximately 481 million shares. The Company does not currently have a sufficient amount of common stock authorized to permit the conversion of the new convertible debentures into common stock.

The Company plans to seek shareholder approval of an increase in the authorized shares of common stock to permit the full conversion of the convertible secured debentures. If Vitesse has not obtained shareholder approval on or prior to February 15, 2010, Vitesse will pay the debenture holders on February 16, 2010, an additional monthly payment equal to 1.0% of the outstanding principal amount of the new convertible debentures, and Vitesse will be required to pay the additional amount each month until it has obtained shareholder approval. If Vitesse has not obtained shareholder approval prior to February 15, 2011, the holders will have the option to convert the notes for cash as further described in the new Indenture.

Amendment to the Senior Secured Loan Terms

In connection with the restructuring of the 2024 Debentures, the Company will make at least a $5.0 million partial repayment of Vitesse’s senior secured loan. Beginning on October 16, 2009, the effective rate on this loan will be 8.5% per annum in cash, plus 2.0% payment-in-kind interest, plus an additional 0.3% payment-in-kind interest for every $1 million below $15 million of the senior term loan under the Loan Agreement that is not paid down by the Company.

Closing Conditions and Extended Forbearance

The restructuring is subject to a number of closing conditions, including certain regulatory approvals. Vitesse currently expects the restructuring transaction to close prior to November 16, 2009. In connection with the restructuring agreements, Vitesse entered into a forbearance agreement with the holders of the 2024 Debentures pursuant to which the forbearing holders of the 2024 Debentures have agreed to not pursue any remedies with respect to events of default under the 2024 Debentures during the period from October 16, 2009 until the termination of the restructuring agreements. Vitesse has agreed as part of this forbearance arrangement to enter into an amendment to the Indenture governing the 2024 Debentures pursuant to which Vitesse agreed to add subsidiary guarantees and to provide the 2024 Debentures with a second priority security interest in substantially all of Vitesse’s assets. Additionally, Vitesse has agreed to pay additional interest on the 2024 Debentures, which will be deemed waived in whole or in part depending on when and if the restructuring transaction closes. The Company’s Current Report on Form 8-K that the Company is filing today provides additional information about the terms of the debt restructuring agreements.

Debt Restructuring Process

In November 2008, Vitesse’s Board of Directors formed a Strategic Development Committee (SDC) for the purpose of exploring strategic alternatives to refinance the 2024 Debentures. This contemplated debt restructuring follows a thorough process undertaken by the Company, working in conjunction with the SDC, to review possible alternatives, which included discussions with numerous potential strategic and financial investors as well as the holders of the 2024 Debentures. The Company’s Current Report on Form 8-K that the Company is filing today provides additional information about the process related to this debt restructuring.

Management expects that this debt restructuring will enable a smooth resolution in the near-term of the issues relating to the Company’s debt. Management believes that the removal of the financial risk posed by the repurchase rights of the holders of the Company’s 2024 Debentures and the resulting stronger balance sheet will also reinforce confidence in the Company’s future by its stakeholders, including its employees, customers, and vendors.

The contemplated debt restructuring would only be available to, and any new securities would be offered only to, existing holders of the 2024 Debentures, all of which are accredited investors or persons other than U.S. persons, in a transaction that is exempt from the registration requirements of the Securities Act of 1933 (the Securities Act). Any new securities issued in connection with the proposed debt restructuring have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

This announcement does not constitute an offer to sell, or the solicitation of an offer to purchase, any securities. The contemplated transaction, or any other transaction, including any other restructuring proposal, if made, will be made pursuant to definitive documentation to be provided to eligible holders.

About Vitesse

Vitesse designs, develops, and markets a diverse portfolio of high-performance, cost-competitive semiconductor solutions for Carrier and Enterprise networks worldwide. Engineering excellence and dedicated customer service distinguish Vitesse as an industry leader in Gigabit Ethernet, Ethernet-over-SONET, Optical Transport, and other applications. Additional company and product information is available at www.vitesse.com.

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Vitesse is a registered trademark in the United States and/or other jurisdictions of Vitesse Semiconductor Corporation. All other trademarks or registered trademarks mentioned herein are the property of their respective holders.

Safe Harbor Statement:

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding Vitesse’s plans, intentions and expectations. Such statements include without limitation, statements regarding Vitesse’s proposed restructuring transaction and the impact on the Company and its shareholders from such transaction. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. Vitesse cannot assure that it will be successful in completing the contemplated transaction or any other restructuring proposal, on the terms outlined in this press release or otherwise. A more extensive discussion of the risk factors that could impact these areas and Vitesse’s overall business and financial performance can be found in Vitesse’s reports filed with the Securities and Exchange Commission. The risks included above are not exhaustive. Vitesse expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the Vitesse’s expectations or any change in events, conditions or circumstances on which any such statement is based.